UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 4, 2012 (October 2, 2012)

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2965 Woodside Road

Woodside, CA 94062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 206-2965

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2012, the Board of Directors of GSV Capital Corp. (the “Company”) increased the size of the Board of Directors from five (5) to six (6) directors and appointed William V. Campbell as a director to fill the vacancy. Mr. Campbell will serve until the date of the next annual meeting of stockholders of the Company, at which time stockholders will have an opportunity to elect him to a subsequent three-year term.

Mr. Campbell has served as Chairman of the Board of Directors of Intuit Inc. since 1998 and has served on the Board of Directors of Apple Inc. since 1997. He previously served as Intuit's president and CEO from 1994 to 1998 and as CEO from 1999 until 2000. Mr. Campbell is also the Chair of the Board of Trustees of Columbia University and a director of The National Football Foundation & College Hall of Fame, Inc. Among other qualifications, Mr. Campbell brings to the Board executive leadership experience, including his service as a Chairman of a public company, along with extensive financial expertise and technological and industry experience.

Mr. Campbell is not an “interested person” of GSV Capital Corp. as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended. Mr. Campbell was not appointed to the Board of Directors of the Company pursuant to any arrangement or understanding with any other person. In addition, Mr. Campbell has not been appointed to any committees of the Board of Directors.

On October 2, 2012, the Board of Directors of the Company also elected David Crowder to serve as Executive Vice President, effective immediately. Mr. Crowder was not elected as an officer of the Company pursuant to any arrangement or understanding with any other person. Mr. Crowder does not have any family relationships with any director or executive officer of the Company.

Mr. Crowder, age 46, has been an Advisory Board Member at GSV Asset Management since 2011, where he has focused primarily on sourcing and managing investments. Before he joined GSV Asset Management, Mr. Crowder was a General Partner of Thomas Weisel Venture Partners, which he co-founded in 2000. During that time, Mr. Crowder played a key role in raising the funds, recruiting the team, and managing the fund’s investments, while also serving on the boards of several portfolio companies. Prior to his time at Thomas Weisel Venture Partners, Mr. Crowder was a founding partner of Thomas Weisel Partners, a Senior Managing Director and head of the Software and Internet Group at Montgomery Securities, and an investment banker at Goldman, Sachs & Co. Mr. Crowder received his BA in Finance from the University of Utah and his MBA from Harvard Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 5, 2012	GSV CAPITAL CORP.

		By:	/s/ Stephen D. Bard
Stephen D. Bard
Chief Financial Officer, Chief Compliance
Officer, Treasurer and Corporate Secretary